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                                                                   EXHIBIT 10.10

AMSOUTH BANK


                             AMENDED AND RESTATED
                             --------------------
                                LOAN AGREEMENT
                                --------------

     This Amended and Restated Loan Agreement (the "Agreement") is dated as of May____, 2000, by and between AmSouth Bank, an Alabama banking association ("Bank") and StrandTek International, Inc., a Florida corporation, formerly known as RFI Recycled Fibre Industries, Inc. ("Borrower"), David M. Veltman, Gregory D. Veltman, William G. Buckles, Jr., Jerome Baumann and Jan Arnett (collectively known as "Guarantors" or, sometimes, "Shareholders").

                                   RECITALS
                                   --------

     WHEREAS, Bank, Borrower and Shareholders entered into that certain Term Loan, Revolving Credit and Security Agreement, dated January 18, 1996 (the "Original Loan Agreement"), which contained the terms and conditions of the loan, described therein, as modified subsequently thereto on several occasions; and

     WHEREAS, Bank has extended credit to, and Borrower has executed and delivered to the Bank, several term notes and a revolving note, as further described herein, and

     WHEREAS, the Original Loan Agreement has been modified many times subsequent to January 18, 1996, and

     WHEREAS, the parties hereto wish to amend and restate the Loan Agreement in accordance with the terms set forth below; and

     WHEREAS, it is the desire and intent of Bank, Borrower and Shareholders that this Amended and Restated Loan Agreement serve as the controlling document and agreement between the parties as to all outstanding loans from Bank to Borrower;

     NOW, THEREFORE, in consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, Bank, Borrower and Shareholders agree as follows:


     1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein the following terms shall have the meaning set forth with respect thereto:

          A. Accounting Terms. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3.H. hereof.

          B. Advance. Advance shall mean an advance of proceeds of the LOC Loan or the Term Loan (both as defined below) to the Borrower pursuant to this Agreement, on any given Advance Date.

          C. Advance Date. Advance Date shall mean the date as of which an Advance is made.

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          D.   Affiliate. Affiliate of a named Person shall mean (a) any Person directly or indirectly owning 5% or more of the voting stock or rights of such stock or rights; (b) any Person controlling, controlled by or under common control with such named Person; (c) any officer or director of such named Person or any Affiliates of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

          E. Authorized Representative. Authorized Representative means any of the President, Chief Executive Officer, the Treasurer, the Secretary, and, with respect to financial matters, the Chief Financial Officer or Controller of the Borrower or any Guarantor, as the case may be, or any other person expressly designed by the Board of Directors of the Borrower or any Guarantor (or the appropriate committee hereof) as an Authorized Representative of the Borrower.

          F. Basis Point: One Basis Point means the amount equal to .01% (By way of example, 50 Basis Points shall be equal to one half of one percent, or .5%)

          G. Borrower: StrandTek International, Inc., a Florida corporation, and any of the Shareholders that appear as Borrower, as documented in each loan transaction.

          H.   Borrower's Address: 455 N. Indian Rocks Road, Belleair Bluffs,
     FL 33770 or 13535 S. Torrence Avenue, Building 2, Chicago, Illinois, 60633-2164.

          I. Borrowing Base. Borrowing Base shall mean, at any date or determination thereof (which date and determination shall be at the sole discretion of Bank) an amount equal to the sum of (i) 75% of Eligible Accounts Receivable, less Excluded Receivables, plus (ii) 50% of Eligible Inventory (based upon the lower of market value or cost) with a maximum of inventory reliance of $550,000.00. "Excluded Receivables" shall be all inter-company receivables and, if Borrower has a customer with receivables over ninety (90) days old, all receivables of that customer will be excluded.

          J. Borrowing Base Certificate. Borrowing Base Certificate shall mean a certificate executed and certified to be true and correct by an authorized officer of the Borrower, in a form mutually agreed upon by Bank and Borrower from time to time, setting forth a calculation of the Borrowing Base and further affirming Borrower's ongoing compliance as to all terms and conditions of this Loan Agreement and related Loan Documents.

          K. Default Rate. Default Rate shall mean the highest lawful rate of interest per annum specified in any Note to apply after a default under such Note.

          L. Eligible Accounts. Eligible Accounts shall mean those accounts receivable which are less than ninety (90) days past invoice date and are acceptable to bank, in its sole and absolute discretion.

          M. Eligible Inventory. Eligible Inventory shall mean inventory consisting of raw materials and finished goods of the Borrower as to which the Bank has a first priority perfected security interest of a kind usually and customarily sold by the Borrower and which is not, because of damage, age, unmerchantability, obsolescence or any other condition or circumstance, materially impaired in condition, value or marketability in the good faith opinion of the Bank or the Borrower. No inventory shall be Eligible Inventory if any representation, warranty of covenant herein relating such Inventory is in default.

          N. Guarantor. The loans shall be guaranteed by the individuals as documented in each Loan transaction.

          O. Hazardous Materials. Hazardous Materials include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

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          P.   Loan. Any loan described in Section 2 hereof and any subsequent loan which states that it is subject to this Loan Agreement.

          Q. Loan Documents. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

          R. Person. Person shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government, or any agency or political subdivision of any government.

     2.   LOANS.

          A. Term Loan(s). Previous to this date, Bank has made one or more loans to Borrower in the aggregate principal face amount of Seven Million Eight Hundred Thousand Dollars ($7,800,000.00), of which approximately Six Million Two Hundred Forty Three Thousand and No/100 Dollars ($6,243,000.00) is currently outstanding. On even date herewith, Bank agrees to make one or more loans to Borrower for the additional sum of Three Million Dollars ($3,000,000.00). The obligations to repay the loans are evidenced by a promissory note or notes (the promissory note or notes together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Term Notes") having maturity dates, repayment terms and interest rates as set forth in each Term Note.

          B. LOC Loan. Bank hereby agrees to make (or has made) one or more loans to Borrower in the aggregate principal face amount of One Million One Hundred Thousand Dollars ($1,100,000.00). The obligation to repay the loans is evidenced by a revolving line of credit promissory note or notes dated February 10, 2000 (the line-of-credit promissory note or notes together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "LOC Note") having a maturity date, repayment terms and interest rate as set forth in the LOC Note.

               i. Revolving Credit Feature. The LOC Loan provides for a revolving line of credit under which Borrower may from time to time, borrow, repay and re-borrow funds.

               ii. Balance Upon Maturity. Should a balance remain outstanding at maturity of the LOC Note, Bank, in its sole and absolute discretion, may require the Borrower to pay the LOC Loan in full, or secure the LOC Loan with collateral in a form and substance satisfactory to Bank.

               iii. Maximum Amount of the Loan. Notwithstanding anything contained herein to the contrary, the Bank shall not be obligated to lend any sums which exceed the lesser of either the Borrowing Base or the face amount of the LOC Note or any renewal, extension or replacement thereof.

               iv. Conditions to Each Advance. Prior to the disbursement by Bank of any advances to Borrower under the LOC Loan, the Bank shall have determined that there shall exist no event of default; the representations and warranties contained in the Loan documents shall be true and accurate as of the date of such advance; there shall have occurred no material adverse changes in the financial condition of the Borrower or any other person liable for repayment of the Loan; and the Bank shall have determined that the prospect of payment or performance of the Loan as not been materially impaired.

               v. Advances. Advances under the LOC Note shall be made by facsimile or written communication to Bank from any Authorized Representative, together with a Borrowing Base Certificate. Unless otherwise agreed by the Bank, all advances under the LOC Note will be made by way of a credit into Borrower's demand deposit account maintained at the Bank. Borrower shall immediately pay to the Bank on demand any amount by which the Loan exceeds the Borrowing Base or the face amount of the LOC Note, which ever is less. The Bank may, in its discretion, make, or permit to remain

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outstanding, Advances to the Borrower in excess of the Borrowing Base and/or the face amount of the LOC Note, and all such amounts shall be part of the Loan and Indebtedness, shall bear interest as provided in the Note, shall be payable on demand and shall be entitled to all rights and security provided for herein, the Security Agreement and all other Loan Documents.

               vi. Overdraft. Should there occur any overdraft of any deposit account maintained by the Borrower with the Bank, the Bank may, at its option, disburse funds (whether or not in excess of the Maximum Amount of the Loan) to eliminate such overdraft and such disbursement shall be deemed an Advance of Loan proceeds hereunder entitled to all of the benefits of the Loan Documents. Nothing herein shall be deemed an authorization of or consent to the creation of an overdraft in any account or create any obligations on the part of the Bank.

     The LOC Note and the Term Notes shall hereinafter collectively be referred to as "Notes" or sometimes "Facilities."

          C.   Collateral.

               i. The Term Loans and the LOC Loan shall all be secured by a first priority security interest in all accounts, inventory, equipment, furniture and general intangibles owned by Borrower, or hereafter acquired and all replacements and substitutions thereof and proceeds therefrom, together with all funds on deposit with or under the control of the Bank or its agents or correspondences and all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located.

               ii. Borrower hereby reaffirms the existence of, terms of, and enforceability of, that certain Security Agreement by and between Borrower and Bank dated January 18, 1996.

          3. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents:

               A. Good Standing. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and each corporation has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

               B. Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of each corporation. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

               C. Binding Agreement. This Agreement and the other Loan Documents executed by Borrower and Guarantors constitute valid and legally binding obligations of Borrower and Guarantors, enforceable in accordance with their terms.

               D. Litigation. There is no proceeding involving Borrower or Guarantors pending or, to the knowledge of Borrower or Guarantors, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

               E. No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or

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affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

               F. Ownership of Assets. Borrower has good title to its assets, and its assets are free and clear of liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement (including the Sales Agreement).

               G. Taxes. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

               H. Financial Statements. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since December 31, 1999. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

               I. Place of Business. Borrower's chief executive office is located at 13535 S. Torrence Avenue, Building 2, Chicago, Illinois, 60633-2164.

               J. Environmental. The conduct of Borrower's business operations and the condition of Borrower's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

               K. Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan.

     4. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

          A. Financial Statements and Other Information. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

          i. Maintain Borrower's minimum adjusted tangible net worth in an amount not less than the amount shown below, at all times during the term of this Agreement as measured quarterly. For the purposes of this Agreement "tangible net worth" shall mean (a) Total Net Worth (as defined by GAAP) plus subordinated stockholder debt, less (b) intangible assets (as defined by GAAP), all computed in accordance with generally accepted accounting principles applied on a consistent basis.

          For March 31, 2001, not less than $1,300,000.00.
          For September 30, 2001, not less than $1,200,000.00.

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          After September 30, 2001, the covenant minimum shall increase by
          $200,000.00 on September 30/th/ of each year.


          ii. Maintain a minimum annual debt service coverage ratio of not less than 1.0 to 1.0, measured quarterly on a rolling four (4) quarter basis beginning March 31, 200l. For the purpose of this Loan Agreement, "debt service" shall mean the [sum of Borrower's Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)] divided by the [sum of interest expense plus current maturities of Long Term Debt].

          iii. Maintain a minimum ratio of Funded Debt to EBITDA of no more than
 4.0 to 1.0, measured quarterly with EBITDA calculated on a rolling four (4) quarter basis and Funded Debt calculated simply as of the quarter end. The first reporting period shall be on March 31, 2001.

 In addition, Borrower will:

          (1) Furnish to Bank a signed personal financial statement for each Guarantor on or before March 31 of each year, dated as of the preceding December 31, in a form reasonably satisfactory to the Bank, and a copy of such Guarantor's personal federal income tax return not later than thirty (30) days after timely filing.

          (2) Furnish to Bank a monthly accounts receivable aging statement within fifteen (15) days after month end.

          (3) Furnish annually to Bank financial statements (including a balance sheet, and statements of financial condition, income, cash flows and changes in shareholders' equity), reviewed by an independent certified public accountant reasonably acceptable to Bank, for each fiscal year of Borrower, within one hundred twenty (120) days after the close of the Borrower's fiscal year.

          (4)  Furnish to Bank annual tax return for the Borrower within thirty
(30) days of the filing of said return.

          (5) Furnish to Bank a properly executed Subordination Agreement in favor of Bank from each stockholder, with respect to any money owed to such stockholder by Borrower. Such Subordination Agreement shall include the provision that no interest or principal payments may be made on the subordinate debt in the event of a default in any Loan hereunder.

          (6) Furnish to Bank company prepared financial statements and a Borrowing Base Certificate for (and executed by an authorized representative of) Borrower monthly, within fifteen (15) days after month end, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and
(b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

          (7) Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower and Guarantors, which may include a schedule of payments from Borrower and Guarantor to subordinated debt holder, respectively, from time to time, as Bank may reasonably request.

          (8) Furnish to Bank promptly within thirty (30) days of quarter end, quarterly brokerage statements which show that the unencumbered liquidity of David Veltman exceeds the sum of $10,083,000.00 or the aggregate amount of Borrower's indebtedness to Bank, whichever is greater.

     B. Insurance. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be

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with such companies and in such amounts as are satisfactory to Bank and providing for at least 30 days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) and 30 days prior to each policy renewal.

          C. Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

          D    Adverse Conditions or Events. Promptly advise Bank in writing of
(i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations or Bank's rights under the Loan Documents, (iii any litigation filed by or against Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $50,000.00.

          E    Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

          F    Maintenance. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof; and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

          G    Environmental. Immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three
(3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore. Bank shall have the right to require periodic environmental site inspections of Borrower's plant located at 3535 S. Torrence Avenue, Building 2, Chicago, IL 60633-2164, or any future location.

     5    NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written notice to Bank (and without limiting any requirement of any other Loan Documents):

          A    Liens. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, except in favor of Bank, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

          B    Extensions of Credit. Make or permit any subsidiary to make, any loan or advance to any person or entity, or purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise

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

acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any entity, or participate as a partner or joint venturer with any person or entity, except for the purchase of direct obligations of the United States or any agency thereof with maturities of less than one year.

          C Borrowings. Create, incur, assume or become liable in any manner for any indebtedness in excess of an aggregate amount of $500,000.00 (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's business, and except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

          D    Accounts. Sell, assign or discount any of its Accounts, chattel paper or any promissory notes held by it other than the discount of such notes in the ordinary course of business for collection; and shall notify the Bank promptly in writing with any discount, offset or other deductions not shown on the fact of an Account invoice and any dispute over an Account, and any information relating to an adverse change in any debtor's financial condition or ability to pay its obligations.

          E    Transactions with Affiliates. Directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate (other than a subsidiary); provided, however, that any acts or transactions prohibited by this Section may be performed or engaged in, after written notice to the Bank, if upon terms no less favorable to the Borrower or such subsidiary than if no such relation ship existed. Any such Affiliate may be a directory, officer, employee of the Borrower or any subsidiary, subject to the limitations on compensation contained in this section and elsewhere in this Agreement.

          F    Dividends and Distributions. Make any distribution (other than dividends payable in capital stock of Borrower) on any shares of any class of its capital stock or, apply any of its property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of interest in Borrower, or in any way amend its capital structure.

          G    Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

          H    Management Change. Make any substantial change in its present executive personnel.

     6    DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if Borrower, any endorser or any Guarantor of the Loan or Loans shall default in the payment of any amounts due and owing under the Loan or Loans or should it fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower, any endorser or any guarantor of any loan to Bank or any affiliate or subsidiary of AmSouth Bank.

     7    EVENTS OF DEFAULT The term "Default" or "Event of Default," wherever used in the Loan Documents, shall mean any one of more of the following events:

               a. Default in the payment of any principal, interest, or other charges with respect to any of the Indebtedness as and when due;

               b. Default in the observance or performance of any covenant or agreement set forth herein or in any agreement, note or instrument heretofore, now, or hereafter executed by Debtor in favor of Bank;

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

               c. Any representation, warranty, certificate, schedule or other information made or furnished by Debtor to Bank herein or pursuant hereto is or shall be untrue or materially misleading;

               d. Loss, theft, damage, or destruction of any material portion of the Collateral for which there is either no insurance coverage or for which, in the opinion of Bank, there is insufficient insurance coverage;

               e. The making of any levy, seizure, or attachment upon any of the Collateral;

               f. The Debtor or Obligor shall (a) apply for or consent to the appointment of a receiver, trustee, or liquidator of itself, or of all or a substantial part of its assets, (b) be unable or admit in writing its inability to pay its debts as they fall due, (c) make a general assignment for the benefit of its creditors, (d) be adjudicated a bankrupt or insolvent, or (e) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding, or any corporate action shall be taken by it for the purpose of effecting any of the foregoing;

               g. An order, judgment or decree shall be entered without the application, approval or consent of the Debtor or Obligor by any court of competent jurisdiction, approving a petition seeking reorganization of the Debtor or Obligor or appointing a receiver, trustee, or liquidator of the Debtor or Obligor of any or a substantial part of its assets and such order, judgment, or decree shall continue unstayed and in effect for a period of more than thirty
(30) consecutive days;

               h. Default in the performance of any financial covenant or agreement set forth herein;

               i.   The death or dissolution of the Debtor or Obligor;

               j. The net worth of David Veltman declining below $50,000,000.00; or

               k. The unencumbered liquidity of David Veltman falling below $10,083,000.00 or the aggregate amount of Borrower's indebtedness to Bank.

     If any Event of Default shall occur, then or at any time thereafter, the Bank may declare all Indebtedness of the Debtor or Obligor to be due and payable, without notice, protest, presentment, or demand, all of which are expressly waived by Debtor, and Bank shall have any and all other rights and remedies provided for herein.

     8    CROSS-DEFAULT PROVISION. Borrower jointly and severally acknowledges and agrees that a breach of any term, condition, warranty or covenant herein by Borrower shall constitute a default under this Loan Agreement. Furthermore, any breach of or default under this Loan Agreement automatically shall constitute a default under all the other Loan Documents incident to this Facility; similarly, any breach or default by Borrower under any of the Loan Documents shall be deemed a default under all the other Loan Documents and under this Loan Agreement. A default by Borrower and/or any Guarantor, in their capacity as borrower or guarantor, under any loan (term, line of credit or otherwise) with Bank shall constitute a default under this Loan Agreement and all other Loan Documents incident to this Facility, and a default under this Loan shall constitute a default under any other loan from Bank to Borrower and/or any Guarantor. Upon any such breach or default, Bank shall have the right to exercise any and all remedies allowable under the documents and under Florida law, and may proceed under any document or may proceed to exercise any specific remedy without being required to resort to any other remedy allowable by law or under any specific loan document. Borrower jointly and severally agrees to pay to Bank all costs of collection in the event of any such breach or default, including, without limitation, a reasonable attorneys' fee for Bank's legal counsel as provided in the Loan Documents.

     9    CROSS-COLLATERALIZATION PROVISION. The Collateral for this Loan also shall act as collateral for any future loan from Bank to Borrower and, upon written notice from Bank to Borrower, at any time, the collateral (with the exception of real estate) for any future loan from Bank to Borrower also shall secure this Loan.

     10   REMEDIES UPON DEFAULT. If an event of default shall occur, Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

     11   NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

     Borrower:      StrandTek International, Inc.
                    3535 S. Torrence Avenue, Building 2
                    Chicago, IL 60633-2164
                    Attn:______________________________
                    Fax. No. (312)_____________________

     Bank:          AmSouth Bank
                    13535 Feather Sound Drive
                    Building 1, Suite 620
                    Clearwater, FL 33762
                    Attn: David Mitchell, Vice President
                    Fax No. (727) 572-4776

     With copy to:  Robert L. Barnes, Jr., Esquire
                    Tew, Zinober, Barnes, Zimmet & Unice, LLP
                    2655 McCormick Drive
                    Clearwater, Florida 33759
                    Fax No. (727) 726-0058




or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

          A    If sent by mail, upon the earlier of the date of receipt or five
(5) days after deposit in the U.S. Mail, first class postage prepaid;

          B    If sent by any other means, upon delivery.

     12   COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the terms of the Loan Documents, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral. If the Borrower should fail to pay any tax or other amount required by this Agreement to be paid or which may be reasonable necessary to protect or preserve any Collateral or any Borrower's or Bank's interest therein, the Bank may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents. In addition, the Borrower agrees to pay and save the Bank harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or thereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of the Bank or the Borrower with respect to the applicability of such tax. The provisions of this section shall survive payment in full of the Loans and termination of this Agreement.

     13   MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

          A    Cumulative Rights and No Waiver. Each and every right granted to
Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself entitle Borrower to any other or future notice or demand in similar or other circumstances.

          B    Applicable Law. This Loan Agreement and the rights and
obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Florida and applicable United States, federal law.

          C    Amendment. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

          D    Documents. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

          E    Partial Invalidity. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

          F    Indemnification. Notwithstanding anything to the contrary
contained in Section 12(G), Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising Corn Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the workmen's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Bank, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the Loan.

          G    Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Line shall not have expired.

          H    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute one and the same instrument.


     14   No Oral Agreement. This written loan agreement and other loan documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.



                      [Signatures contained on next page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BORROWER:                                    BANK:

StrandTek International, Inc., a Florida     AmSouth Bank, an Alabama banking
corporation                                  corporation


By:__________________________________(Seal)  By:__________________________(Seal)
Name:______________________________________  Name:______________________________
Its:_______________________________________  Its:_______________________________

     [Corporate Seal]

SHAREHOLDERS:


David M. Veltman


Gregory D. Veltman


William G. Buckles, Jr.


Jerome Baumann


Jan Arnett

               AFFIDAVIT OF OUT-OF-STATE EXECUTION AND DELIVERY



     STATE OF  ________________

     COUNTY OF ________________


          BEFORE ME, the undersigned authority, this day personally appeared JEROME BAUMAN ("Affiant"), who, being first duly sworn, upon oath, says:

          1. On the date hereof, Affiant, on behalf of Borrower, executed that certain Amended and Restated Loan Agreement and that certain Supplemental Note No. 7 ("Loan Documents"), in the principal amount of Three Million and No/100 Dollars ($3,000,000.00), in favor of AMSOUTH BANK ("AmSouth") in the city of ______________, located in the state and county above written, and Affiant then delivered the Loan Documents to Judith D. Roberts, as Agent of AmSouth, in Birmingham, Alabama.

          DATED this ____________day of May, 2000.

          FURTHER AFFIANT SAYETH NOT.


________________________________________________________________________________
                                 JEROME BAUMAN


          SWORN TO and subscribed before me this ____________day of May, 2000, by JEROME BAUMAN, who ___ is personally known to me or ___ who has produced _______________________ as identification.


                                                                        ________
                                 Notary Public, State of _______________________
________________________________________________________________________________
     Affix Notary Seal           (stamped, typed/printed name)
                                 My Commission Expires:_________________________

               AFFIDAVIT OF OUT-OF-STATE EXECUTION AND DELIVERY


STATE OF  ________________

COUNTY OF ________________


     BEFORE ME, the undersigned authority, this day personally appeared GREGORY
D. VELTMAN ("Affiant"), who, being first duly sworn, upon oath, says:

     1. On the date hereof, Affiant, on behalf of Borrower, executed that certain Amended and Restated Loan Agreement and that certain Supplemental Note No. 7 ("Loan Documents"), in the principal amount of Three Million and No/100 Dollars ($3,000,000.00), in favor of AMSOUTH BANK ("AmSouth") in the city of __________________, located in the state and county above written, and Affiant then delivered the Loan Documents to Judith D. Roberts, as Agent of AmSouth, in Birmingham, Alabama.

          DATED this ___________day of May, 2000.

          FURTHER AFFIANT SAYETH NOT.

________________________________________________________________________________
                              GREGORY D. VELTMAN


     SWORN TO and subscribed before me this ________day of May, 2000, by GREGORY D. VELTMAN, who ___ is personally known to me or ___ who has produced _____________________ as identification.


                                                                        ________
                                 Notary Public, State of _______________________
________________________________________________________________________________
     Affix Notary Seal           (stamped, typed/printed name)
                                 My Commission Expires:_________________________

               AFFIDAVIT OF OUT-OF-STATE EXECUTION AND DELIVERY


STATE OF  ________________

COUNTY OF ________________


     BEFORE ME, the undersigned authority, this day personally appeared WILLIAM
G. BUCKLES, JR. ("Affiant"), who, being first duly sworn, upon oath, says:

     1. On the date hereof, Affiant, on behalf of Borrower, executed that certain Amended and Restated Loan Agreement and that certain Supplemental Note No. 7 ("Loan Documents"), in the principal amount of Three Million and No/100 Dollars ($3,000,000.00), in favor of AMSOUTH BANK ("AmSouth") in the city of __________________, located in the state and county above written, and Affiant then delivered the Loan Documents to Judith D. Roberts, as Agent of AmSouth, in Birmingham, Alabama.

          DATED this ___________day of May, 2000.

          FURTHER AFFIANT SAYETH NOT.

________________________________________________________________________________
                            WILLIAM G. BUCKLES, JR.


     SWORN TO and subscribed before me this________day of May, 2000, by WILLIAM
G. BUCKLES, JR., who ___ is personally known to me or ___ who has produced _____________________ as identification.


                                                                        ________
                                 Notary Public, State of _______________________
________________________________________________________________________________
     Affix Notary Seal           (stamped, typed/printed name)
                                 My Commission Expires:_________________________

               AFFIDAVIT OF OUT-OF-STATE EXECUTION AND DELIVERY


STATE OF  ________________

COUNTY OF ________________


     BEFORE ME, the undersigned authority, this day personally appeared JAN ARNETT ("Affiant"), who, being first duly sworn, upon oath, says:

     1. On the date hereof, Affiant, on behalf of Borrower, executed that certain Amended and Restated Loan Agreement and that certain Supplemental Note No. 7 ("Loan Documents"), in the principal amount of Three Million and No/100 Dollars ($3,000,000.00), in favor of AMSOUTH BANK ("AmSouth") in the city of __________________, located in the state and county above written, and Affiant then delivered the Loan Documents to Judith D. Roberts, as Agent of AmSouth, in Birmingham, Alabama.

          DATED this ___________day of May, 2000.

          FURTHER AFFIANT SAYETH NOT.

________________________________________________________________________________
                                  JAN ARNETT


     SWORN TO and subscribed before me this________day of May, 2000, by JAN ARNETT, who ___ is personally known to me or ___ who has produced _____________ _______ as identification.


                                                                        ________
                                 Notary Public, State of _______________________
________________________________________________________________________________
     Affix Notary Seal           (stamped, typed/printed name)
                                 My Commission Expires:_________________________

               AFFIDAVIT OF OUT-OF-STATE EXECUTION AND DELIVERY


STATE OF  ________________

COUNTY OF ________________


     BEFORE ME, the undersigned authority, this day personally appeared DAVID M. VELTMAN ("Affiant"), who, being first duly sworn, upon oath, says:

     1. On the date hereof, Affiant, on behalf of Borrower, executed that certain Amended and Restated Loan Agreement and that certain Supplemental Note No. 7 ("Loan Documents"), in the principal amount of Three Million and No/100 Dollars ($3,000,000.00), in favor of AMSOUTH BANK ("AmSouth") in the city of __________________, located in the state and county above written, and Affiant then delivered the Loan Documents to Judith D. Roberts, as Agent of AmSouth, in Birmingham, Alabama.

          DATED this ___________day of May, 2000.

          FURTHER AFFIANT SAYETH NOT.

________________________________________________________________________________
                               DAVID M. VELTMAN


     SWORN TO and subscribed before me this________day of May, 2000, by DAVID M. VELTMAN, who ___ is personally known to me or ___ who has produced _____________________ as identification.


                                                                        ________
                                 Notary Public, State of _______________________
________________________________________________________________________________
     Affix Notary Seal           (stamped, typed/printed name)
                                 My Commission Expires:_________________________